UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 13, 2010 (August 13, 2010)
Date of Report (Date of earliest event reported)
CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02.	Unregistered Sales of Equity Securities.
See Item 5.01.

Item 5.01.	Changes in Control of Registrant
As previously disclosed, on March 16, 2010, Care Investment Trust Inc., a Maryland corporation (the “Company”), entered into a purchase and sale agreement (as amended, the “Purchase Agreement”) providing for the sale of control of the Company through a combination of an equity investment by Tiptree Financial Partners, L.P., a Delaware limited partnership (“Tiptree”) in newly issued common stock, par value $0.001, of the Company at $9.00 per share and a cash tender offer (the “Tender Offer”) by the Company for up to 100% of the Company’s issued and outstanding shares of common stock also for $9.00 per share. The Tiptree equity investment and the Tender Offer are referred to herein as the “Tiptree Transaction.”
The Tender Offer expired at 12:00 p.m., New York time, on Friday, August 13, 2010. Upon expiration of the Tender Offer, the Company accepted for purchase all shares that were properly tendered. BNY Mellon Shareowner Services, the depositary for the Tender Offer, has advised the Company that, as of the expiration of the Tender Offer, a total of approximately 19.74 million shares of common stock were properly tendered to the Company, representing approximately 97.4% of the outstanding shares of common stock of the Company prior to the new issuance of common stock to Tiptree. The Company will promptly commence payment to tendering stockholders.
Pursuant to the terms and conditions set forth in the Purchase Agreement, including the approval of the Company’s stockholders for the issuance of shares, the Company issued to Tiptree, 6,185,050 newly issued shares of the Company’s common stock, at a price of $9.00 per share, or an aggregate of approximately $55.66 million, representing approximately 92.2% of the Company’s outstanding common stock after taking into account the shares tendered by the stockholders to the Company in the Tender Offer. Tiptree purchased the shares with cash on hand. The shares were offered and sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
The Purchase Agreement provides that at least three (3) of the directors on the Company’s Board shall have resigned from such positions effective as of the closing of the Tiptree Transaction and the remaining director(s) on the Company’s Board shall have filled the vacancies with candidates acceptable to Tiptree in its sole discretion. In connection with the Tiptree Transaction, three (3) Company directors resigned from the Board, the Company increased the size of the Board and four (4) Tiptree designees were appointed to the Board as described in Item 5.02 below.
The foregoing description of the Purchase Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 16, 2010.
On August 13, 2010, the Company issued a press release to announce the expiration of the Tender Offer and closing of the Tiptree Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In conjunction with the Tiptree Transaction, and effective as of August 13, 2010, Gerald E. Bisbee, Jr. Ph.D, Karen P. Robards and Steven N. Warden resigned from the Board of Directors of the Company, and the Board appointed Michael G. Barnes, Geoffrey N. Kauffman, William A. Houlihan and Jonathan Ilany, each designated by Tiptree, to fill the vacancies resulting from the resignations of Mr. Bisbee, Mr. Warden and Ms. Robards, and an additional vacancy created by an increase in the size of the Company’s Board approved prior to the closing. Mr. Houlihan and Mr. Ilany were each also appointed to the Company’s Audit Committee.
On August 13, 2010, the Company’s newly empaneled Board of Directors appointed Mr. Barnes to the officer position of Chairman of the Board and Mr. Kauffman to the officer position of Vice Chairman of the Board.
Mr. Barnes has served as the Chief Executive Officer and Chairman of Tiptree since its inception in 2007 and is a founding partner of Tricadia Holdings, L.P. (“Tricadia”), the parent company of Tiptree. Mr. Kauffman has served as the President and Chief Operating Officer of Tiptree since its inception in 2007 and has been a Managing Director of Tricadia since 2005. As a result of their affiliations, Mr. Barnes and Mr. Kauffman may be deemed to have a material financial interest in the Tiptree Transaction.
As directors, Mr. Barnes, Mr. Kauffman, Mr. Houlihan and Mr. Ilany may participate in the Company’s director compensation arrangements, plans and policies which are described in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed on April 30, 2010 and is hereby incorporated herein by reference. In addition, as with its other directors, the Company will enter into an indemnification agreement with each of Mr. Barnes, Mr. Kauffman, Mr. Houlihan and Mr. Ilany. The form of the Company’s indemnification agreement for directors and executive officers was filed as Exhibit 10.9 to the Company’s Form S-11 Registration Statement, as amended (File No. 333-141634), filed on June 21, 2007 and such form is hereby incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Tiptree Transaction, at the meeting on August 13, 2010, stockholders approved an amendment to the Company’s articles of amendment and restatement (the “charter”) to remove section 7.2.1(a)(iii), which prohibits a “Transfer” (as defined in the charter) that would cause the company to be beneficially owned by less than 100 stockholders, in order to facilitate the Tiptree Transaction. The amended charter is filed with this Report as Exhibit 3.1. The stockholders of the Company approved an additional amendment to the charter to reinstate section 7.2.1(a)(iii) to the Company’s charter to be effective 20 calendar days after the consummation of the Tiptree Transaction and the Company expects to file this amendment on September 2, 2010.
Item 5.07. Submission of Matters to a Vote of Securities Holders.
A special meeting of stockholders of the Company was held on August 13, 2010. A total of 16,299,639 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 80.54% of the Company’s shares outstanding as of the July 8, 2010 record date. The matters submitted for a vote and the respective results are as follows:
Proposal 1—Stockholders approved the issuance of shares of the Company’s common stock to be issued to Tiptree pursuant to the terms of the Purchase Agreement. The results of the votes taken were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,207,193	25,463	66,983	0
Proposal 2—Stockholders approved the abandonment of the plan of liquidation that the Company’s stockholders approved on January 28, 2010 in favor of the Tiptree Transaction. The results of the votes taken were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,207,193	25,463	66,983	0
Proposal 3—Stockholders approved a proposal to amend the charter of the Company to remove section 7.2.1(a)(iii), which prohibits a Transfer (as defined in the charter) that would cause the company to be beneficially owned by less than 100 stockholders, in order to facilitate the Tiptree Transaction. The results of the votes taken were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,207,193	25,463	66,983	0
Proposal 4—Stockholders approved a proposal to reinstate section 7.2.1(a)(iii) to our charter to be effective 20 calendar days after the consummation of the Tiptree Transaction. The results of the votes taken were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,207,193	25,463	66,983	0

Item 9.01	Exhibits
     (d) Exhibits
The following exhibits are filed as part of this Report to the extent described in Item 5.01 and Item 5.03.

Exhibit No.	Description of Document
3.1	Second Articles of Amendment and Restatement

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 13, 2010

CARE INVESTMENT TRUST INC.
By:	/s/ Paul F. Hughes
	Name:	Paul F. Hughes
	Title:	Chief Compliance Officer and Secretary